==============================================================================



                                   FORM 8-K/A
                                AMENDMENT NO. 1
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report  (Date of earliest event reported):
                                 March 1, 1995

                          Commission File No.: 0-14685




                              GENICOM CORPORATION
             (Exact name of registrant as specified in its charter)




                       DELAWARE                         51 - 0271821
            (State or other jurisdiction of           (I.R.S. Employer
            incorporation or organization)           Identification No.)

             14800 CONFERENCE CENTER DRIVE
                 SUITE 400, WESTFIELDS
                  CHANTILLY, VIRGINIA                   22021 - 3806
            (Address of principal executive              (Zip Code)
                       offices)




       Registrant's telephone number, including area code: (703) 802-9200



===============================================================================

                      GENICOM CORPORATION AND SUBSIDIARIES
                                FORM 8-K/A INDEX
                                AMENDMENT NO. 1

The undersigned registrant hereby amends the following items, financial statements of business acquired and pro forma financial information of its Current Report on Form 8-K filed March 16, 1995 relating to an event dated March 1, 1995, as set forth in the pages attached hereto:


Item 7.            Financial Statements and Exhibits

              (a)  Financial statements of business acquired:

                   Consolidated Financial Statements for the
                   Year Ended December 31, 1994 and December
                   31, 1993 and Independent Auditors' Report


              (b)  Pro forma financial information:

                   Transaction Description

                   Pro Forma Consolidated Balance Sheet as of January 1, 1995 (unaudited)

                   Notes to Pro Forma Consolidated Balance Sheet (unaudited)

                   Pro Forma Consolidated Statements of Operations for the Year Ended January 1, 1995 (unaudited)

                   Notes to Pro Forma Consolidated Statements of Operations (unaudited)


Signatures

Item 7 (a) - Financial Statements of Business Acquired:


Consolidated Financial Statements for the Year Ended December 31, 1994 and December 31, 1993 and Independent Auditors' Report

        HARRIS ADACOM NETWORK SERVICES, INC.
        (A SUBSIDIARY COMPANY OF HARRIS ADACOM
        CORPORATION, B.V.)
        CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED
        DECEMBER 31, 1994 AND 1993

INDEPENDENT AUDITORS' REPORT

We have audited the consolidated balance sheets of Harris Adacom Network Services Inc. (a subsidiary company of Harris Adacom Corporation B.V.
("HAC B.V.") and subsidiary, Harris Adacom, Inc. (collectively, the
"Company") as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholder's equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Harris Adacom, Inc. as of and for the years ended December 31, 1994, and 1993, which statements reflect total assets and revenues constituting 32% and 35%, respectively of the related consolidated totals for 1994, and 22% and 21% respectively of the related consolidated totals for 1993. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Harris Adacom, Inc. as of and for the years ended December 31, 1994 and 1993 is based solely on the report of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of Harris Adacom Network Services, Inc. and subsidiary as of December 31, 1994 and 1993, and the result of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, HAC B.V. is undergoing bankruptcy proceedings. In conjunction with such proceedings the Company has sold substantially all of its operating net assets to GENICOM Corporation as of March 1, 1995.

As discussed in Note 8 to the financial statements, effective January 1, 1993 the Company changed its method of accounting for income taxes to conform with Statement of Financial Accounting Standards No. 109.

Deloitte & Touche L.L.P.

Dallas, Texas
April 28, 1995

HARRIS ADACOM NETWORK SERVICES, INC.
(A SUBSIDIARY COMPANY OF HARRIS ADACOM CORPORATION, B.V.)

CONSOLIDATED BALANCE SHEETS
DECEMBER 31,1994 and 1993(THOUSANDS)
=============================================================================

ASSETS
                                                                                   1994            1993
CURRENT ASSETS:
  Cash and cash equivalents                                                     $  1,034        $
  Trade accounts receivable - net of allowance
   for doubtful accounts of $403 and $786, respectively                            3,112           3,421
  Accounts receivable from affiliates - net                                          -             3,124
  Current maturities of investment in sales-type leases,
   less deferred interest of $17                                                     179             165
  Inventories - net of allowance for excess and
   obsolete inventories of $58 and $163, respectively                              1,083             600
  Deferred tax asset                                                               1,481             125
  Deposits                                                                           156             352
  Prepaid expenses and other current assets                                          290             538
                                                                                ---------       ---------
       Total current assets                                                        7,335           8,325

INVESTMENT IN SALES -TYPE LEASES
  less deferred interest of $8 and $55 respectively - net
    of current maturities                                                             56             206

PROPERTY, PLANT AND EQUIPMENT:
  Cost                                                                             8,099           6,706
  Accumulated depreciation and amortization                                       (3,949)         (3,024)
                                                                                ---------       ---------

         Net property, plant and equipment                                         4,150           3,682

DEFERRED TAX ASSET                                                                   642             648

OTHER ASSETS, principally deposits                                                    61              86
                                                                                ---------       ---------
TOTAL ASSETS                                                                     $12,244         $12,947
                                                                                =========       =========

                                                                     (continued)

HARRIS ADACOM NETWORK SERVICES, INC.
(A SUBSIDIARY COMPANY OF HARRIS ADACOM CORPORATION, B.V.)

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1994 AND 1993 (THOUSANDS)
===============================================================================


LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)                                 1994             1993

CURRENT LIABILITIES:
  Revolving line of credit to banks                                           $   723         $ 1,168
  Note payable                                                                  1,000
  Trade accounts payable                                                        5,200           4,261
  Accrued and other current liabilities                                         3,065           3,497
  Deferred revenue and unearned income                                          2,325           3,079
                                                                             ---------       ---------

         Total current liabilities                                             12,313          12,005

STOCKHOLDER'S EQUITY (DEFICIT):
  Common stock ($.01 par value; 10,000,000 shares authorized,
   9,000,000 issued and outstanding)                                               90              90
  Preferred stock ($.01 par value; 1,000,000
   shares authorized, issued and outstanding)                                      10              10
  Capital in excess of par value                                                  106             106
  Excess of purchase price of assets over historical cost                         (86)           (171)
  Cumulative foreign currency translation adjustment                              (77)            (62)
  Retained earnings (deficit)                                                    (112)            969
                                                                             ---------       ---------

Total stockholder's equity (deficit)                                              (69)            942
                                                                             ---------       ---------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)                          $12,244         $12,947
                                                                             =========       =========

                                                                     (concluded)
See notes to consolidated financial statements.

HARRIS ADACOM NETWORK SERVICES, INC.
(A SUBSIDIARY COMPANY OF HARRIS ADACOM CORPORATION, B.V.)

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
(THOUSANDS)
===============================================================================

                                                                  1994                   1993
REVENUE                                                         $  36,359              $  36,389

COST OF REVENUE                                                    27,246                 24,164
                                                               -----------            -----------
GROSS PROFIT                                                        9,113                 12,225

OPERATING EXPENSES:
         Sales and marketing                                        3,637                  5,190
         General administrative                                     3,049                  3,869
         Technical support                                            213                    898
         Reorganization and other operating expenses                1,177                  1,346
                                                               -----------            -----------
            Total operating expenses                                8,076                 11,303
                                                               -----------            -----------
OPERATING INCOME                                                    1,037                    922

         Interest expense                                             363                    260
         Other expenses                                             3,277
                                                               -----------            -----------

INCOME (LOSS) BEFORE INCOME TAXES
         AND CUMULATIVE EFFECT OF CHANGE
         IN ACCOUNTING PRINCIPLE                                   (2,603)                   662
INCOME TAX EXPENSE (BENEFIT)                                       (1,522)                   926
                                                               -----------            -----------
                                                                   (1,081)                  (264)

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE
         IN ACCOUNTING PRINCIPLE                                                             773
                                                               -----------            -----------
NET INCOME (LOSS)                                               $  (1,081)             $     509
                                                               ===========            ===========

See notes to consolidated financial statements

HARRRIS ADACOM NETWORK (SERVICES, INC.
(A SUBSIDIARY COMPANY OF HARRIS ADACOM CORPORATION, B.V.)

CONSOLIDATED STATEMENT OF STOCKHOLDER'S DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
(Thousands Except Share Data)
===============================================================================

                                 Common Stock                   Preferred Stock          Capital in
                          ------------------------        --------------------------     Excess of
                          Shares           Dollars        Shares             Dollars     Par Value
                          ------           -------        ------             -------     ---------
BALANCE, JANUARY 1, 1993   9,000,000       $   90         1,000,000         $   10            $106

Amortization of excess
  of purchase price of
  assets over historical
  cost

Cumulative foreign
  currency translation
  adjustment

Net income
                          -----------     --------      ------------       --------       ---------
BALANCE, DECEMBER 31,
  1993                     9,000,000           90         1,000,000             10             106

Amortization of excess
  of purchase price of
  assets over
  historical cost

Cumulative foreign
  currency
  translation adjustment

Net Loss
                          -----------     --------      ------------       --------       ---------
BALANCE, DECEMBER 31,
  1994                     9,000,000       $   90         1,000,000         $   10         $   106
                          ===========     ========      ============       ========       =========




                                                           Cumulative
                                     Excess of               Foreign
                                  Purchase Price            Currency             Retained
                                  of Assets Over           Translation            Earnings
                                 Historical Cost           Adjustment            (Deficit)       Total
                                 ----------------          ----------            ---------       -----
BALANCE, JANUARY 1, 1993             $  (304)              $                    $    460       $   362

Amortization of excess
  of purchase price of
  assets over historical
  cost                                   133                                                       133

Cumulative foreign
  currency translation
  adjustment                                                   (62)                                (62)

Net income                                                                           509           509
                                    ---------            ----------            ----------     ---------
BALANCE, DECEMBER 31,
  1993                                  (171)                  (62)                  969           942


Amortization of excess
  of purchase price of
  assets over
  historical cost                         85                                                        85

Cumulative foreign
  currency translation
  adjustment                                                   (15)                                (15)

Net Loss                                                                          (1,081)       (1,081)
                                    ---------            ----------            ----------     ---------
BALANCE, DECEMBER 31,
  1994                               $   (86)              $   (77)             $   (112)      $   (69)
                                    =========            ==========            ==========     =========

See notes to consolidated financial statements.

HARRIS ADACOM NETWORK SERVICES, INC.
(A SUBSIDIARY COMPANY OF HARRIS ADACOM CORPORATION, B.V.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,1994 AND 1993
(THOUSANDS)
===============================================================================


                                                                             1994           1993
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (loss)                                                       $ (1,081)      $    509

  Adjustments to reconcile net income to net cash
    generated by operating activities:
   Depreciation and amortization                                             1,646          1,795
   Change in deferred tax assets                                            (1,350)          (773)
   Write off of intercompany receivables                                     3,277            -
   Decrease (increase) in accounts receivable                                 (309)           823
   Decrease in sales-type lease receivables                                    136            474
   Decrease (increase) in inventories                                         (483)           390
   Decrease in other assets                                                    704            424
   Increase (decrease) in accrued and other liabilities                       (247)         1,289
   Change in amounts due to or from affiliates - net                          (153)        (3,593)
                                                                         ----------     ----------

         Net cash generated by operating activities                          2,758          1,338

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment, net                           (2,264)        (1,667)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) of revolving line of credit                     (445)           379
  Proceeds from issuance of note payable                                     1,000
                                                                         ----------     ----------
  Net cash provided by financing activities                                    555            379

NET INCREASE IN CASH                                                         1,049             50
Effect of exchange rate changes on cash                                        (15)           (62)
CASH, Beginning of the period                                                                  12
                                                                         ----------     ----------

CASH, End of the period                                                   $  1,034       $
                                                                         ==========     ==========

CASH PAID DURING THE YEAR FOR:
  Income taxes                                                            $    203       $     51
                                                                         ==========     ==========

  Interest                                                                $    501       $    350
                                                                         ==========     ==========


See notes to consolidated financial statements.

HARRIS ADACOM NETWORK SERVICES, INC.
(A SUBSIDIARY COMPANY OF HARRIS ADACOM CORPORATION, B.V.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
- - - - - - - -----------------------------------------------------------------------------

  1.   ORGANIZATION

         Harris Adacom Network Services, Inc. ("HANS" or the "Company"), a Delaware corporation, was incorporated on June 25, 1992. The Company is a wholly-owned subsidiary of HAC, B.V. (a Netherlands company).
         HAC BV is currently undergoing bankruptcy proceedings. In conjunction with such proceedings, the Company sold substantially all of its net operating assets to GENICOM Corporation ("GENICOM") under the terms of an Asset Purchase Agreement.

       In February 1993, the number of outstanding shares of stock was increased, and on April 3, 1993, Harris Adacom Corporation ("HAC") transferred ownership of the stock of HANS to its newly formed foreign subsidiary, HAC B. V., in exchange for the assumption of certain HAC obligations.

       HANS' principal business activities include equipment maintenance and customer support operations and computer network integration services and sales.

 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The financial statements of HANS have been prepared in accordance with generally accepted accounting principles. Accordingly, the consolidated financial statements include the accounts of HANS and Harris Adacom, Inc., ("HA - Canada") as appropriate. All significant intercompany transactions and balances have been eliminated.

       REVENUE RECOGNITION - Product revenue includes revenue from the sale and lease of computer equipment and software. Revenues from equipment sales are generally recognized upon shipment. Revenues from equipment lease sales under a leasing arrangement are generally recognized after shipment and an agreed-upon service date after delivery of the equipment. Revenue arising from warranty and service contracts is deferred and amortized over the term of the contracts.

       INVENTORIES - Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out ("FIFO") basis. All inventories are considered to be finished goods.

       PROPERTY AND EQUIPMENT - Property and equipment are recorded at historical cost. Depreciation is provided on the straight-line method over the following estimated useful lives from the date of original acquisition:

           Rental equipment and spare parts                            3 to  5 years
           Furniture, fixtures, machinery and equipment                3 to 10 years
           Computer equipment                                          3 to 10 years

       Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or the estimated useful life of the asset. Maintenance and repairs are expensed as incurred. Expenditures which significantly increase the value or extend useful lives are capitalized.

       INCOME TAXES - Prior to January 1, 1993, the Company accounted for income taxes under the provisions of SFAS No. 96. Effective January 1, 1993, the Company adopted SFAS No. 109, "Accounting for Income Taxes" (SFAS No. 109). Deferred tax assets and liabilities are recorded based on the difference between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Provision is made for deferred taxes relating to temporary differences in the recognition of income and expense for financial reporting and for income tax purposes.

       PROVISION FOR DOUBTFUL ACCOUNTS - Such amounts are determined by specific account identification and a general provision based on historical information.

       FOREIGN CURRENCY TRANSLATION - Asset and liability accounts of HA-Canada are translated to U.S. dollars, using rates of exchange in effect at the balance sheet date. Revenues and expenses are translated at exchange rates which approximate the average rates prevailing during the year. The cumulative translation gains and losses relating to HA-Canada are included in stockholder's equity (deficit).

       STATEMENT OF CASH FLOWS - Disbursements made by HANS on behalf of HAC were recorded as an intercompany receivable (see also Note 9 - Related Party Transactions).

3.     TRADE ACCOUNTS RECEIVABLE

       The Company sells certain trade receivables to a third-party under the terms of a factoring agreement. HANS paid to the third-party a commitment fee of one percent (1%) of the commitment ($40,000) on the date of the first purchase. HANS also paid to the third-party a fee based on an annual rate of prime plus 8% on each day's outstanding balance.

4.     LEASES

       The Company is the lessor under sales-type leases. Systems under leases that do not qualify as sales-type leases are accounted for as operating leases. The Company retains the residual interest in certain leased assets that were sold to a third party by the Company and its predecessor.

       During 1993, the Company sold leases and related equipment to a third party for $1.5 million plus a profit participation after certain returns are met. Many of the leases involved equipment under operating leases on month-to-month terms.

       Future minimum lease payments receivable as of December 31, 1994, and 1993 net of amounts sold with a limited recourse to a third party of approximately $1,129,000 are as follows (thousands):

                                                              Sales-Type             Operating

                 1995                                           $188                     $296
                 1996                                             37                       31
                 1997                                             35                        4
                                                               -----                    -----
                                                                $260                     $331
                                                               =====                    =====

       At December 31, 1994 and 1993, $125,000 and $236,000, respectively was on deposit with the third party buyer of sales-type lease receivables.

       Information pertaining to the Company's net investment in sales-type leases is as follows (thousands):

                                                                                      1994                 1993

           Future minimum lease payments receivable                                 $  260                 $443
           Unearned interest income (computed using
               a discount rate of 13%)                                                 (25)                 (72)
                                                                                     ------                -----

           Net investment in sales-type leases                                         235                  371

           Less:  current portion                                                     (179)                (165)
                                                                                     ------                -----

           Long-term portion                                                         $  56                 $206
                                                                                     ======                =====

During 1993 certain sales-type leases acquired from HAC were cancelled by the customer. As a result, a reduction to revenue of $220,136 was recorded in 1993.


5.     PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment consists of the following at December 31, 1994 and 1993 (thousands):

                                                                                       1994           1993
                                                                                       ----           ----
                 Machinery and equipment                                              $   216       $    97

                 Furniture and fixtures                                                   108            44

                 Computer equipment                                                     1,760         1,346

                 Leasehold improvements                                                 1,144         1,144

                 Rental equipment and spare parts                                       4,871         4,075
                                                                                       -------      -------
                                                                                        8,099         6,706

                 Less: accumulated depreciation                                        (3,949)       (3,024)
                                                                                       -------      -------
                                                                                       $4,150       $ 3,682
                                                                                       =======      =======

6.     REVOLVING LINE OF CREDIT TO BANKS

       As of December 31, 1994 and 1993, HA-Canada had approximately $723,000 and $1,168,000 respectively outstanding (in U.S. dollars) under a line of credit bearing interest at the bank's prime rate, plus 3/4% per annum. The debt is due on demand, is secured by the assets (approximately $2,670,000 at December 31, 1994) of HA-Canada and has covenants restricting dividend payments. All amounts due under the line of credit are classified as current on the consolidated balance sheets. HA-Canada was not in compliance with certain covenants under its line of credit agreement.

7.     NOTE  PAYABLE

       GENICOM advanced $1 million to the Company in December, 1994 in anticipation of the sale of substantially all of its net operating assets to GENICOM described in Note 1. This advance is reflected as a note payable at December 31, 1994.

8.     INCOME TAXES

       HANS is a U.S. taxpayer which will file a consolidated return with its former parent, HAC through the date of its transfer to HAC B.V. (April 1, 1993). It is anticipated that the 1993 return will include a substantial tax liability, for which HANS and HAC would each be severally liable.

       Effective January 1, 1993, the Company changed its accounting for income taxes from the provision of SFAS No. 96 to the provisions of SFAS No.
       109. There was no deferred tax asset recorded at December 31, 1992 since, under SFAS No. 96, such an asset could not be recorded in excess of deferred tax liabilities. A cumulative effect adjustment of $773,000 was recorded at January 1, 1993 to reflect the adoption of SFAS No.
       109. Such cumulative effect adjustment represents the amount of temporary differences that management believes is more likely than not to be realized as of January 1, 1993.

       HANS' formation was a nontaxable event and, accordingly, HANS' tax basis in the assets and liabilities transferred is carried over from the predecessor (HAC) cost basis. The tax basis of HANS' net assets exceeded its financial accounting basis at the date of formation; however, no deferred tax asset was recognized due to an absence of refundable income taxes.

       An analysis of the provision for income taxes is as follows (thousands):

                                                                        1994          1993
                                                                      --------        ----
                 Federal:
                          Current income taxes                        $  (173)        $926
                          Deferred income taxes                        (1,077)

                 State deferred income taxes                             (272)
                                                                      --------        ----
                 Total                                                $(1,522)        $926
                                                                      ========        ====

       A reconciliation of income tax computed at the U.S. federal statutory tax rate to the income tax expense (benefit) is as follows (thousands):


                                                                        1994          1993
                                                                      --------        ----
         Tax at U.S. statutory rate at 34%                            $  (885)        $225
         Change in valuation allowance                                   (751)         491
         State income taxes                                              (130)         152
         Other - net                                                      244           58
                                                                      --------        ----
         Income tax expense (benefit)                                 $(1,522)        $926
                                                                      ========        ====

       Following is a summary of the types and amounts of the tax effect related to existing temporary differences (calculated at the rates in effect, 39% which includes the effect of state taxes of 5%) and valuation allowances as of December 31, 1994 and 1993 (thousands):

                                                                    1994            1993
                                                                  --------         -------
         Fixed assets                                             $   197          $  656
         Investment in subsidiary                                     544             544
         Other assets                                                 (98)             85
         Accrued liabilities                                          146             239
         Net operating loss carryforward                            1,334
                                                                  --------         -------


         Gross assets and liabilities                               2,123           1,524
         Less: Valuation allowance                                                   (751)
                                                                  --------         -------


         Net asset                                                  2,123             773

         Less: Current portion                                     (1,481)           (125)
                                                                  --------         -------

         Long-term portion                                        $   642          $  648
                                                                  ========         =======




       The valuation allowance decreased $751,000 during 1994 and increased $353,000 during 1993.

9.     RELATED PARTY TRANSACTIONS

       The Company was formed by companies under common control and transacts business and shares resources with affiliates. Accordingly, the results of operations may not be indicative of results that would be obtained if all transactions were with nonaffiliates.

       HANS provided HAC and HASI, Inc. ("HASI") with a number of essential services for the year ended December 31, 1993 including purchasing, accounting and information services, for which it allocated charges of $40,000 to HASI in 1993. HANS and HASI agreed to share equally the expenses of two field offices through December 31, 1993. HANS and HASI were each allocated $240,000 for the year ended December 31, 1993 for the shared field offices. Intercompany agreements also provide for allocation of administrative office rent between HANS, HAC and HASI.

       HASI and HANS entered into a warranty agreement under which HANS provides warranty to HASI customers for a fixed fee based on each product sold by HASI as specified in the agreement. The warranty agreement was modified in 1993 so that the payment made to HANS by HASI is intended to reimburse HANS for warranty costs related to warranty calls which require replacement of a part. All other costs are absorbed by HANS. The warranty reimbursement was $63,000 for 1994 and $148,000 for 1993.

       As of December 31, 1992, HANS acquired the future lease payment streams related to certain operating leases of HAC. HANS recorded a payable to HAC of $1 million, which represented the present value of the future lease payment streams. The leased assets had a net book value of $696,000. In accordance with generally accepted accounting principles, the leased assets were recorded at their historical cost resulting in a net reduction to additional paid-in capital of $304,000 and are being amortized to income over three years, the estimated useful life of the intangible assets acquired.

       Sales of product to affiliates resulted in revenue and cost of revenue of $537,505 and $386,402 for year ended December 31, 1994 and $1,064,562 and $706,297 for the year ended December 31, 1993. HA-Canada purchased inventory from affiliates during 1994 and 1993 totaling $338,000 and $1,682,000, respectively.

       Certain HANS transactions have been and continue to be executed in the name of HAC, and assignments were executed between the two entities allowing HANS to be an agent of HAC.

       In October 1994, the Company wrote-off approximately $3.6 million of receivables due it from affiliates and former affiliates, including over $2.8 million of receivables from HAC and HAC, B.V. The Company charged $400,000 of this write-off against the allowance for doubtful accounts, with the additional amount recorded in the statement of operations as "other expenses".

       The remaining related party transactions are discussed elsewhere in the financial statement footnotes.

10.    COMMITMENTS AND CONTINGENCIES

       HANS, HASI and HAC have agreed to share certain offices in the United States. HANS has been assigned a portion of the rental obligations of HAC under these operating leases commensurate with the proportion of the office space utilized by HANS. Rental expense amounted to $1,308,000 and $1,465,000 for 1994 and 1993 respectively.

       At December 31, 1994, HANS has future minimum lease commitments as follows (thousands):


               1995                                                        $1,267
               1996                                                         1,107
               1997                                                           970
               1998                                                           912
               1999                                                           764
               Thereafter                                                   2,676
                                                                            -----
                                                                           $7,696
                                                                          =======

       The Company has an agreement with HASI to provide warranty service. The warranty contracts under which HANS provides service are for three-year terms on terminals and monitors, and one-year terms on controllers (see
       Note 9). HASI is primarily liable for warranty service and has prepaid negotiated amounts to cover future warranty service (see Note 9).

       Additionally, warranty obligations existing at July 1, 1992, were not transferred by HAC upon HANS' formation. However, HANS is the ultimate provider of warranty service under the pre-existing contracts. The Company believes that its incremental cost of providing warranty service for HAC's customers are immaterial.

11.    STOCKHOLDER'S EQUITY (DEFICIT)

       In February 1993, the Board of Directors increased the authorized number of shares of the Company to 10 million shares of common stock and one million shares of preferred stock. Concurrently, the outstanding shares of common stock (all of which were owned by HAC) were cancelled and nine million shares of common stock and 1 million shares of preferred stock were issued in its stead. All capital presentations have been restated to reflect this recapitalization.

       The preferred stock is equivalent to common stock with respect to voting rights, dividends and liquidation preference.

       In March 1993, the Board of Directors adopted the 1992 Long Term Performance Incentive Plan of Harris Adacom Network Services, Inc. Pursuant to this plan, 1,000,000 shares of common stock are reserved for issuance to any officer or other employee of the Company or any subsidiary, including officers who are members of the Board of Directors of the Company.

       Options have been granted at option prices of $0.41 and $0.85 per share, the fair value established by the Board of Directors at the dates of grant. Options have been granted for a term of five years.

       Options issued as replacements for options held by employees to purchase the shares of HAC were issued with the same vesting schedules as were applicable with respect to the HAC option grants.

       Options issued to employees other than as described above have a three-year vesting schedule with one-third of the shares under option being vested each year. The following table reflects the activity in the options under the plan:

                                                                                              1994                1993
                                                                                            ---------           --------
          Options granted and outstanding at beginning of the year
            ($.41/share as of January 1, 1993)                                                480,000            637,000
          Options cancelled ($.41 - $.85/share)                                               (47,000)          (256,000)
          Options granted($.41 - $.85/share)                                                  275,000             99,000
                                                                                            ---------           --------
          Options outstanding as of December 31                                               708,000            480,000
                                                                                            =========           ========

          Exercisable at December 31                                                          708,000            209,640
                                                                                            =========           ========


      Subsequent to the sale to GENICOM described in Note 1 these options were redeemed for $100,000 shared pro rata plus applicable employer payroll tax matching. Such amount was accrued in the statement of operations.

12.   OTHER EXPENSES

      Other expenses consists of the write-off of intercompany receivables as described in Note 9.

13.   REORGANIZATION AND OTHER OPERATING EXPENSES

      The Company has classified certain 1993 expenses as nonrecurring as management does not believe that such expenses will be incurred in future years. Included in the 1993 amount is approximately $731,000 for the expenses related to a strategic reorganization of the Company's field network undertaken during 1993. Additionally, approximately $444,000 represents an expense related to several executives of the former parent Company which were allocated to the Company in 1993. Such allocation was made as these executives were performing tasks which directly benefited the Company. It is not anticipated that such allocation of expenses will occur in future years, unless additional services are performed by such executives or others.

14.   EMPLOYEE BENEFITS

      All HANS full-time employees are eligible to participate in a 401(k) plan maintained by HAC ("the Plan"). The Plan provides that eligible employees may contribute to the plan up to 15% of their basic
      compensation.   The Company makes matching contributions of up to
      one-half of the first 6% of the participants' basic compensation contributed depending on the years of service. The expense for 1994 and 1993 was approximately $219,000 and $180,000, respectively. The Company intends to terminate the Plan after the sale to GENICOM is completed.

      Additionally, the Company provides health, disability and life insurance programs to its employees. Provisions have been made for known claims and claims incurred but not reported at each balance sheet date. Benefits payable under these programs are funded as claims are processed.

15.   SUPPLEMENTAL INCOME STATEMENT INFORMATION

      Revenues and cost of revenues are further analyzed below (thousands):

                                                                      Cost of
                                             Revenues                 Revenues
                                             --------                 --------

           Product                            $15,670                  $13,673
           Service                             20,689                   13,573
                                              -------                  -------
           Total                              $36,359                 $ 27,246
                                              =======                 ========


                                      ***

Item 7 (b) - Pro Forma Financial Information:

On March 1, 1995, the Company acquired substantially all of the assets and certain liabilities of Harris Adacom Network Services, Inc. ("HANS"), including all of the stock of its Canadian subsidiary, Harris Adacom Inc. for cash and notes totaling a preliminary purchase price of $7.3 million. Determination of the final purchase price is subject to the audit of HANS's February 28, 1995 closing date balance sheet.

The assets acquired relate to HANS's service depot facility, field service operations, systems integration business and network baselining and monitoring operations. The purchase price will be funded from the Company's cash flows from operations and credit facilities and the acquisition will be accounted for as a purchase.

The pro forma financial information presented herein is based on the historical financial statements of the Registrant and HANS giving effect to the transaction pursuant to the purchase method of accounting and the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements. The allocation of the purchase price and related acquisition costs is subject to adjustment based upon refinements in the application of purchase method accounting and the final determination of the purchase price.

The pro forma financial statements have been prepared by the Registrant's management based upon the financial statements of HANS included in this Form 8-K/A. These pro forma financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements and footnotes included in the Registrant's Annual Report on Form 10-K for the year ended January 1, 1995 and the HANS audited financial statements and footnotes for the year ended December 31, 1994 contained in this Form 8-K/A.

The pro forma consolidated balance sheet (unaudited) as of January 1, 1995 presents the financial position of the Registrant as if HANS had been acquired as of January 1, 1995.

The pro forma consolidated statements of operations (unaudited) for the year ended January 1, 1995 present the results of operations as if HANS had been acquired as of January 3, 1994, taking into consideration only those transactions known to be occurring, and having continuing impact to operations, as a result of the acquisition.

                     GENICOM CORPORATION AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF JANUARY 1, 1995
                                 (UNAUDITED)
                      (In thousands, except share data)

                                                                                        Pro Forma
                                                       GENICOM           HANS          Adjustments          Pro Forma
                                                      ---------         ------         -----------          ---------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                      $         673    $       1,034    $                   $       1,707
    Accounts receivable, less allowance for
        doubtful accounts of $1,854                       37,846            3,112                               40,958
    Inventories                                           43,368            1,083                               44,451
    Prepaid expenses and other assets                      5,040            2,106           (1,481)(1)           5,665
                                                    -------------   --------------   --------------      --------------
        TOTAL CURRENT ASSETS                              86,927            7,335           (1,481)             92,781
Property, plant and equipment, net                        26,215            4,150            2,000 (2)          32,365
Intangibles and other assets                              14,125              759             (642)(1)          23,606
                                                                                             9,364 (2)
                                                    -------------   --------------   --------------      --------------
                                                   $     127,267    $      12,244    $       9,241       $     148,752
                                                    =============   ==============   ==============      ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Debt maturing within one year                  $         371    $       1,723    $       3,300 (3)   $       5,394
    Accounts payable and accrued expenses                 37,540            8,265             (371)(1)          47,677
                                                                                             2,243 (2)
    Deferred income                                        8,236            2,325                               10,561
                                                    -------------   --------------   --------------      --------------
        TOTAL CURRENT LIABILITIES                         46,147           12,313            5,172              63,632
Long-term debt, less current portion                      47,192                0            4,000 (3)          51,192
Other non-current liabilities                              5,845                                                 5,845
                                                    -------------   --------------   --------------      --------------
        TOTAL LIABILITIES                                 99,184           12,313            9,172             120,669
STOCKHOLDERS' EQUITY:
    Common stock                                             106               90              (90)(2)             106
    Preferred stock                                                            10              (10)(2)               0
    Additional paid-in capital                            25,760              106             (106)(2)          25,760
    Retained earnings                                      4,351             (198)          (1,752)(1)           4,351
                                                                                             1,950 (2)
    Foreign currency translation adjustment               (1,435)             (77)              77 (2)          (1,435)
    Pension liability adjustment                            (699)                                                 (699)
                                                    -------------   --------------   --------------      --------------
        TOTAL STOCKHOLDERS' EQUITY                        28,083              (69)              69              28,083
                                                    -------------   --------------   --------------      --------------
                                                   $     127,267    $      12,244    $       9,241       $     148,752
                                                    =============   ==============   ==============      ==============



See notes to pro forma consolidated financial statements.

                      GENICOM CORPORATION AND SUBSIDIARIES
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

                                  (UNAUDITED)



(1) This pro forma adjustment reflects the elimination of the assets and liabilities not acquired by the Registrant.

(2) This pro forma adjustment reflects the acquisition of HANS's net liabilities of $1,821,000 by the Registrant at a preliminary purchase price of $7,300,000 plus estimated acquisition and integration costs, comprised primarily of personnel severance and excess facility costs, of $553,000 and $1,690,000, respectively. The acquisition of HANS is to be accounted for as a purchase. Under the purchase method of accounting, the assets and liabilities of the acquired business are required to be adjusted to their estimated fair values. The estimated fair value adjustments have been preliminarily determined by management of the Registrant based upon available information. There can be no assurance that such estimated adjustments reflect fair values as may ultimately be determined by the Registrant. Pending such determination, solely for the purposes of the pro forma financial statements, it has been assumed that the purchase price will be allocated to the assets purchased and liabilities assumed based on HANS's book value except that $2,000,000 of the excess paid over book value will be added to property, plant and equipment for HANS's service parts and rental equipment and $9,364,000 will be allocated to intangibles and other assets.


(3) This pro forma adjustment reflects the assumed borrowings under the Registrant's credit facilities of $7,300,000 to finance the purchase price of the HANS acquisition. The Registrant has classified the $4,000,000 closing purchase price payment as long-term since the Registrant does not anticipate that amount will be recuperated from the acquired businesses cashflows within the next twelve months.

                      GENICOM CORPORATION AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       FOR THE YEAR ENDED JANUARY 1, 1995
                                  (UNAUDITED)
                     (In thousands, except per share data)

                                                                                            Pro Forma
Year Ended,                                             GENICOM             HANS           Adjustments        Pro Forma
                                                       ---------           ------         -------------      -----------
REVENUES, NET:                                           $233,797          $36,359                               270,156

OPERATING COSTS AND EXPENSES:
    Cost of revenues                                      173,894           27,246                               201,140
    Selling, general and administration                    43,015            7,863           (4,328)(1)           48,482
                                                                                                588 (2)
                                                                                              1,344 (3)
    Engineering, research and product development           7,720              213                                 7,933
                                                     -------------     ------------       ----------       --------------
                                                          224,629           35,322           (2,396)             257,555
                                                     -------------     ------------       ----------       --------------

OPERATING INCOME                                            9,168            1,037            2,396               12,601
Interest expense, net                                       7,458              363              718 (4)            8,539
Other income/(expense)                                      1,908           (3,277)           3,277 (5)            1,908
                                                     -------------     ------------       ----------       --------------

INCOME (LOSS) BEFORE INCOME TAXES                           3,618           (2,603)           4,955                5,970
Income tax expense/(benefit)                                1,048           (1,522)           2,204 (6)            1,730
                                                     -------------     ------------       ----------       --------------

NET INCOME (LOSS)                                   $       2,570           (1,081)           2,751        $       4,240
                                                     =============     ============       ==========       ==============

EARNINGS PER COMMON SHARE AND COMMON
 SHARE EQUIVALENT (PRIMARY AND FULLY DILUTED)       $        0.23                                          $        0.37
                                                     =============                                         ==============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND
    COMMON SHARE EQUIVALENTS OUTSTANDING

 Primary                                                   11,345                                                 11,345
                                                     =============                                         ==============
 Fully diluted                                             11,416                                                 11,416
                                                     =============                                         ==============


See notes to pro forma consolidated financial statements.

                      GENICOM CORPORATION AND SUBSIDIARIES
            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)



(1) Recognition of cost savings resulting from elimination of redundant personnel and facility costs.

(2) Amortization of the step-up to fair market value of $1.0 million for both service parts and rental equipment over a 4 and 3 year period, respectively.

(3) Amortization over 7 years of the excess purchase price over net assets acquired.

(4) Incremental interest expense on acquisition related borrowings at an effective average interest rate of approximately 9.8%.

(5) Elimination of the non-recurring HANS's write-off of the intercompany receivable from its former parent company. This non-recurring item contributed to a shortfall in cashflow resulting in the parent's sale of the HANS business.

(6) To recognize a consolidated pro forma income tax provision at an effective rate of 29%.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                              GENICOM Corporation
                                          -------------------------
                                                  Registrant


Date:  May 12, 1995

                                                 James C. Gale
                                          -------------------------
                                                   Signature

                                          James C. Gale
                                          Senior Vice President Finance and
                                          Chief Financial Officer

                                          (Mr. Gale is the Chief Financial
                                          Officer and has been duly
                                          authorized to sign on behalf of
                                          the Registrant)